EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Micro Component Technology, Inc. on Amendment No. 3 to Form S-4 of our report dated August 17, 1999 (September 18, 1999 as to the second paragraph of Note 11) appearing in the Annual Report on Form 10-K/A of Micro Component Technology, Inc. for the year ended June 26, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                        /s/ Deloitte & Touche LLP

                                        Deloitte & Touche LLP


December 28, 1999
Minneapolis, Minnesota